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                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT is made as of the fourth day of December, 2001, by and between STRATTEC SECURITY CORPORATION, a Wisconsin corporation (the "Company"), and Kris R. Pfaehler (the "Employee").

                                     RECITAL

                  The Company desires to employ the Employee and the Employee is willing to make his services available to the Company on the terms and conditions set forth below.

                                   AGREEMENTS

                  In consideration of the premises and the mutual agreements which follow, the parties agree as follows:

                  1. Employment. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company on the terms and conditions set forth in this Agreement.

                  2. Term. The term of the Employee's employment hereunder shall commence effective on December 3, 2001 and shall continue through June 30, 2002, and shall thereafter be automatically renewed for successive fiscal year terms unless either the Company or Employee gives notice of nonrenewal not less than 30 days prior to the end of the then current term (the "Employment Period").

                  3. Duties. The Employee shall serve as the Vice President, Marketing and Sales of the Company and will, under the direction of the Chairman of the Board and Chief Executive Officer, faithfully and to the best of Employee's ability, perform the duties of the Vice President, Marketing and Sales. The Vice President, Marketing and Sales shall be one of the principal executive officers of the Company and shall, subject to the control of the Chairman of the Board and Chief Executive Officer, supervise the Marketing and Sales functions of the Company. The Employee shall also perform such additional duties and responsibilities which may from time to time be reasonably assigned or delegated by the Chairman of the Board and Chief Executive Officer of the Company. The Employee agrees to devote Employee's entire business time, effort, skill and attention to the proper discharge of such duties while employed by the Company. However, the Employee may engage in other business activities unrelated to, and not in conflict with, the business of the Company if the Chairman of the Board and Chief Executive Officer consents in writing to such other business activity.

                  4. Compensation. The Employee shall receive a base salary of $155,000 per year, payable in regular and semi-monthly installments (the "Base Salary").


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Employee's Base Salary shall be reviewed annually by the Board of Directors of the Company to determine appropriate increases, if any, in such Base Salary.

                  5. Fringe Benefits.

                           (a) Medical, Health, Dental, Disability and Life
Coverage. The Employee shall be eligible to participate in any medical, health, dental, disability and life insurance policy in effect for senior management of the Company (collectively, the "Senior Management").

                           (b) Incentive Bonus and Stock Ownership Plans. The
Employee shall be entitled to participate in any incentive bonus or other incentive compensation plan developed generally for the Senior Management of the Company, on a basis consistent with Employee's position and level of compensation with the Company. The Employee shall also be entitled to participate in any incentive stock option plan or other stock ownership plan developed generally for the Senior Management of the Company, on a basis consistent with Employee's position and level of compensation with the Company.

                           (c) Reimbursement for Reasonable Business Expenses.
Subject to the terms and conditions of the Company's expense reimbursement policy, the Company shall pay or reimburse the Employee for reasonable expenses incurred by Employee in connection with the performance of Employee's duties pursuant to this Agreement, including, but not limited to, travel expenses, expenses in connection with seminars, professional conventions or similar professional functions and other reasonable business expenses.

                  6. Termination of Employment.

                           (a) Termination for Cause, Disability or Death.
During the term of this Agreement, the Company shall be entitled to terminate the Employee's employment at any time upon the "Disability" of the Employee or for "Cause" upon notice to the Employee. The Employee's employment hereunder shall automatically terminate upon the death of the Employee. For purposes of this Agreement, "Disability" shall mean a physical or mental sickness or any injury which renders the Employee incapable of performing the essential functions of Employee's job (with or without reasonable accommodations) and which does or may be expected to continue for more than 4 months during any 12-month period. In the event Employee shall be able to perform the essential functions of Employee's job (with or without reasonable accommodations) following a period of disability, and does so perform such duties, or such other duties as are prescribed by the President of the Company, for a period of three continuous months, any subsequent period of disability shall be regarded as a new period of disability for purposes of this Agreement. The Company and the Employee shall determine the existence of a Disability and the date upon which it occurred. In the event of a dispute regarding whether or when a Disability occurred, the matter shall be referred to a medical doctor selected by the Company and the Employee. In the event of their failure to agree upon such a medical doctor, the Company


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and the Employee shall each select a medical doctor who together shall select a third medical doctor who shall make the determination. Such determination shall be conclusive and binding upon the parties hereto.

                                    The Company may terminate the Employee's
employment under this Agreement for "Cause," effective immediately upon delivery of notice to the Employee. Cause shall be deemed to exist if the Employee shall have (1) materially breached the terms of this Agreement; (2) willfully failed to substantially perform his duties, other than a failure resulting from incapacity due to physical or mental illness; or (3) serious misconduct which is demonstrably and substantially injurious to the Company. No act or failure to act will be considered "cause" if such act or failure is done in good faith and with a reasonable belief that it is in the best interests of the Company.

                                    In the event of termination for Disability
or death, payments of the Employee's Base Salary shall be made to the Employee, his designated beneficiary or Employee's estate for a period of six months after the date of the termination (even if this period would extend beyond the Employment Period); provided, however that the foregoing payments in the event of a Disability shall be reduced by the amount, if any, that is paid to Employee pursuant to a disability plan or policy maintained by the Company. During this period, the Company shall also reimburse the Employee for amounts paid, if any, to continue medical, dental and health coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act. During this period, the Company will also continue Employee's life insurance and disability coverage, to the extent permitted under applicable policies, and will pay to the Employee the fringe benefits pursuant to section 5 which have accrued prior to the date of termination. Termination of this Agreement for a Disability shall not change Employee's rights to receive benefits, if any, pursuant to any disability plan or policy then maintained by the Company.

                           (b) Termination Without Cause. If the Employee's
employment is terminated by the Company for any reason other than for Cause, Disability or death, or if this Agreement is terminated by the Company for what the Company believes is Cause or Disability, and it is ultimately determined that the Employee was wrongfully terminated, Employee shall, as damages for such a termination, receive Employee's Base Salary, for the remainder of the Employment Period or six months, if longer. During this period, the Company shall also reimburse the Employee for amounts paid, if any, to continue medical, dental and health coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act. During this period, the Company will also continue Employee's life insurance and disability coverage, to the extent permitted under applicable policies, and will pay to the Employee the fringe benefits pursuant to section 5 which have accrued prior to the date of termination. The Company's termination of the Employee's employment under this section 6(b) shall immediately relieve the Employee of all obligations under this Agreement (except as provided in sections 7 and 8) and, except as provided below, shall not be construed to require the application of any compensation which the Employee may earn in any such other employment to reduce the Company's obligation to provide severance benefits and liquidated damages under this section 6(b).


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                           (c) Effect of Termination. The termination of the
Employee's employment pursuant to section 6 shall not affect the Employee's obligations as described in sections 7 and 8.

                  7. Noncompetition. The parties agree that the Company's customer contacts and relations are established and maintained at great expense and by virtue of the Employee's employment with the Company, the Employee will have unique and extensive exposure to and personal contact with the Company's customers, and that Employee will be able to establish a unique relationship with those individuals and entities that will enable Employee, both during and after employment, to unfairly compete with the Company. Further, the parties agree that the terms and conditions of the following restrictive covenants are reasonable and necessary for the protection of the Company's business, trade secrets and confidential information and to prevent great damage or loss to the Company as a result of action taken by the Employee. The Employee acknowledges that the noncompete restrictions and nondisclosure of confidential information restrictions contained in this Agreement are reasonable and the consideration provided for herein is sufficient to fully and adequately compensate the Employee for agreeing to such restrictions. The Employee acknowledges that Employee could continue to actively pursue Employee's career and earn sufficient compensation in the same or similar business without breaching any of the restrictions contained in this Agreement.

                           (a) During Term of Employment. The Employee hereby
covenants and agrees that, during Employee's employment with the Company, Employee shall not, directly or indirectly, either individually or as an employee, principal, agent, partner, shareholder, owner, trustee, beneficiary, co-venturer, distributor, consultant or in any other capacity, participate in, become associated with, provide assistance to, engage in or have a financial or other interest in any business, activity or enterprise which is competitive with or a supplier to the Company or any successor or assign of the Company. The ownership of less than a one percent interest in a corporation whose shares are traded in a recognized stock exchange or traded in the over-the-counter market, even though that corporation may be a competitor of the Company, shall not be deemed financial participation in a competitor.

                           (b) Upon Termination of Employment. The Employee
agrees that during a period after termination of Employee's employment with the Company equal to the shorter of one year or the duration of Employee's employment with the Company, Employee will not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, owner, trustee, beneficiary, co-venturer, distributor, consultant or in any other capacity:

                                    (i) Canvass, solicit or accept from any
person or entity who is a customer of the Company (any such person or entity is hereinafter referred to individually as a "Customer" and collectively as the "Customers") any business in competition with the business of the Company or the successors or assigns of the


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Company, including the canvassing, soliciting or accepting of business from any individual or entity which is or was a Customer of the Company within the two-year period preceding the date on which the canvassing, soliciting or accepting of business begins.

                                    (ii) Request or advise any of the Customers,
suppliers, or other business contacts of the Company who currently have or have had business relationships with the Company within two years preceding the date hereof or within two years preceding the date of such action, to withdraw, curtail or cancel any of their business or relations with the Company.

                                    (iii) Induce or attempt to induce any
employee, sales representative, consultant or other personnel of the Company to terminate his or her relationship or breach his or her agreements with the Company.

                                    (iv) Use, disclose, divulge or transmit or
cause to be used by or disclosed, divulged or transmitted to any third party, any information acquired by the Employee during the Employment Period which relates to the trade secrets and confidential information of the Company, except as may be required by law.

                                    (v) Participate in, become associated with,
provide assistance to, engage in or have a financial or other interest in any business, activity or enterprise which is competitive with the business of the Company or any successor or assign of the Company to the extent such activities relate to products or services which are competitive with the products and services of the Company; provided, however, that the ownership of less than 1% of the stock of a corporation whose shares are traded in a recognized stock exchange or traded in the over-the-counter market, even though that corporation may be a competitor of the Company, shall not be deemed financial participation in a competitor.

                                             For purposes of this section 7, a
competitive business is defined as a business which is involved in designing, developing, manufacturing or marketing mechanical, electro-mechanical and/or electronic security and access control products in the global motor vehicle industry.

                  8. Confidential Information. The parties agree that the Company's customers, business connections, suppliers, customer lists, procedures, operations, techniques, and other aspects of its business are established at great expense and protected as confidential information and provide the Company with a substantial competitive advantage in conducting its business. The parties further agree that by virtue of the Employee's employment with the Company, Employee will have access to, and be entrusted with, secret, confidential and proprietary information, and that the Company would suffer great loss and injury if the Employee would disclose this information or use it to compete with the Company. Therefore, the Employee agrees that during the term of Employee's employment, and for a period of two years after the termination of his employment with the Company, Employee will not, directly or indirectly, either


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individually or as an employee, agent, partner, shareholder, owner, trustee, beneficiary, co-venturer, distributor, consultant or in any other capacity, use or disclose, or cause to be used or disclosed, any secret, confidential or proprietary information acquired by the Employee during Employee's employment with the Company whether owned by the Company prior to or discovered and developed by the Company subsequent to the Employee's employment, and regardless of the fact that the Employee may have participated in the discovery and the development of that information. Employee also agrees and acknowledges that Employee will comply with all applicable laws regarding insider trading or the use of material nonpublic information in connection with the trading of securities.

                  9. Common Law of Torts and Trade Secrets. The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where it provides the Company with broader protection than that provided herein.

                  10. Specific Performance. The Employee acknowledges and agrees that irreparable injury to the Company may result in the event the Employee breaches any covenant and agreement contained in sections 7 and 8 and that the remedy at law for the breach of any such covenant will be inadequate. Therefore, if the Employee engages in any act in violation of the provisions of sections 7 and 8, the Employee agrees that the Company shall be entitled, in addition to such other remedies and damages as may be available to it by law or under this Agreement, to injunctive relief to enforce the provisions of sections 7 and 8.

                  11. Waiver. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

                  12. Notices. Any notice to be given hereunder shall be deemed sufficient if addressed in writing, and delivered by registered or certified mail or delivered personally, in the case of the Company, to its principal business office, and in the case of the Employee, to his address appearing on the records of the Company, or to such other address as he may designate in writing to the Company.

                  13. Severability. In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable. Furthermore, the parties specifically acknowledge the above covenant not to compete and covenant not to disclose confidential information are separate and independent agreements.


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                  14. Amendment. This Agreement may only be amended by an
agreement in writing signed by all of the parties hereto.

                  15. Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of Wisconsin, regardless of choice of law requirements. The parties hereby consent to the jurisdiction of the state courts of the State of Wisconsin and of any federal court in the venue of Wisconsin for the purpose of any suit, action or proceeding arising out of or related to this Agreement, and expressly waive any and all objections they may have as to venue in any of such courts.

                  16. Dispute Resolution. The parties hereto shall attempt to resolve disputes arising out of or relating to this Agreement. Any dispute not resolved in writing within 21 days may be referred by either party to mediation involving a mediator (a third party neutral), trained and experienced in the mediation process and mutually agreed to by the parties. The mediator shall ascribe to and follow the AAA/SPIDR or ABA code of ethics for mediators in conduct and management of the mediation process. Expenses for the mediation shall be shared equally by the parties unless otherwise agreed during the mediation process. The parties may be accompanied in the mediation process by legal counsel, and/or other persons mutually agreed to by the parties and the mediator. All participants will openly and honestly participate in the mediation. The mediation may be terminated at any time, for any reason by the mediator or by either party. Any resolution reached by the parties during the mediation shall be recorded in writing and agreed to by the parties. Such resolution may be drafted and/or revised by the parties' legal counsel and shall be legally binding on the parties.

                  17. Benefit. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Company, its successors and assigns and the Employee, his heirs, beneficiaries and legal representatives. It is agreed that the rights and obligations of the Employee may not be delegated or assigned.

                  IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the day, month and year first above written.

EMPLOYEE                                    STRATTEC SECURITY CORPORATION

/s/ Kris R. Pfaehler                        BY  /s/ Harold M. Stratton II
--------------------                        ----------------------------------
Kris R. Pfaehler                            Harold M. Stratton II,
                                            Chairman of the Board
                                            and Chief Executive Officer


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